Exhibit 10.2

Execution Version

LIMITED CONSENT AND

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This LIMITED CONSENT AND FIRST AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”), dated as of April 28, 2021, is made by and among BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of Borrower party to this Amendment (collectively, the “Guarantors”), the Lenders party to this Amendment constituting the Required Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Secured Parties (in such capacity, “Administrative Agent”), a Swing Line Lender and an L/C Issuer.

RECITALS

A.       The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Forbearance Agreement dated as of April 14, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Forbearance Agreement”), pursuant to which the Lenders and the Administrative Agent agreed to forbear from exercising their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law until April 28, 2021.

B.       The Borrower has requested that the Secured Parties consent to the Ad Hoc Bridge Facility (as defined herein), extend the Forbearance Termination Date (as defined in the Forbearance Agreement and amend certain terms of the Forbearance Agreement.

C.       The Required Lenders have agreed to consent to the Ad Hoc Bridge Facility, extend the Forbearance Termination Date and amend the Forbearance Agreement on the terms and conditions set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

1.                   Definitions and Interpretations. As used in this Amendment, each of the terms defined in the introductory paragraph above and the Recitals above have the meanings assigned to such terms therein. Capitalized terms used in this Amendment, but not otherwise defined in this Amendment, have the meanings assigned to such terms in the Forbearance Agreement or the Credit Agreement, as applicable.

2.                   Amendments to Forbearance Agreement.

(a)                Section 1.2 of the Forbearance Agreement is hereby amended by amending and restating the definition of “Forbearance Termination Date” set forth therein in its entirety to read as follows:

“Forbearance Termination Date” means the earlier to occur of (i) 5:00 p.m., Central Daylight Savings Time, on (x) May 8, 2021 if the Compton Sale Available Proceeds have not been received or (y) May 15, 2021 if the Compton Sale Available Proceeds have been received, and (ii) the date that any Termination Event occurs for any reason.

(b)                Section 1.2 of the Forbearance Agreement is hereby amended to add the following new definitions therein in the appropriate alphabetical order to read as follows:

“Actual Cash Receipts” means, with respect to any period, the actual amount that corresponds to the line item “Total Operating Receipts” as determined by reference to the Budget as then in effect.

“Actual Debtor Professional Fee Amounts” means, with respect to any period, the actual amount of “Debtor Professional Fees” described in the supporting materials provided with the Budget as then in effect.

“Actual Operating Disbursement Amounts” means, with respect to any period, the actual amount that corresponds to the line item “Total Operational Disbursements” in the Budget as then in effect.

“Ad Hoc Bridge Facility” means a term loan credit facility entered into by the Borrower, certain members, or affiliates of members, of the Ad Hoc Group and Ascribe or its affiliates, and guaranteed by the Guarantors, in the minimum principal amount of $10,000,000.00 (plus, for the avoidance of doubt, any interest paid-in-kind thereon).

“Ad Hoc Group” means the ad hoc group of holders of the Senior Notes represented by Davis Polk & Wardwell LLP.

“Budget” means a rolling operating cash flow forecast of the Borrower and its Subsidiaries, approved by the Ad Hoc Group and in form and substance acceptable to the Administrative Agent.

“Budgeted Debtor Professional Fee Amounts” means, with respect to any period, the amount of “Debtor Professional Fees” described in the supporting materials provided with the Budget as then in effect.

“Budgeted Cash Receipts” means with respect to any period, the amount that corresponds to the line item “Total Operating Receipts” in the Budget, as then in effect.

“Budgeted Operating Disbursement Amounts” shall mean with respect to any period, the amount that corresponds to the line item “Total Operational Disbursements” in the Budget as then in effect.

“Compton Sale Available Proceeds” means the sale to a third party of the real estate owned by one or more of the Loan Parties in Compton, California, as a result of which the Loan Parties have received net cash proceeds in an amount not less than $7,000,000 which are available to be used for the Loan Parties’ working capital needs and not as a prepayment of Indebtedness.

“Permitted Variance” shall mean, commencing with the applicable Permitted Variance Commencement Date, (a) in respect of the aggregate amount of Actual Operating Disbursement Amounts and Actual Debtor Professional Fee Amounts, 15% for each Variance Testing Period and (b) in respect of Actual Cash Receipts, 20% for each Variance Testing Period.

“Permitted Variance Commencement Date” means the calendar week ending April 30, 2021.

“Variance Testing Period” means, as applicable, with respect to each testing date thereafter, the cumulative period of two weeks ending on April 30, 2021 and every two week period ending on the last date of each calendar week thereafter.

(c)                Section 2 of the Forbearance Agreement is hereby amended by a new Section 2.13 therein to read as follows:

2.13       Availability Reserve. The Loan Parties hereby acknowledge that as of April 28, 2021, the Availability Reserve relating to potential accounts payable lien offsets (the “AP Lien Offset Reserve”) has been increased from $2,869,000 to $9,113,000.

(d)                Section 3.1 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

3.1       Forbearance. Subject to the terms and conditions set forth in this Agreement and the fulfillment or waiver of each of the conditions precedent set forth in Section 5 of this Agreement on or prior to the Effective Date, the Secured Parties hereby agree to temporarily forbear from (i) making demand for payment in full of the Obligations, (ii) implementing cash dominion over each Dominion Account and (iii) exercising other rights and remedies against the Loan Parties pursuant to the Loan Documents, at law, or in equity (other than as set forth in Section 3.2 of this Agreement) during the Forbearance Period.

(e)                Section 3.4 of the Forbearance Agreement is hereby amended by adding a new clause (f) therein to read as follows:

(f)       any event of default (howsoever defined) that has not been waived occurs under the Ad Hoc Bridge Facility (after giving effect to any grace period provided thereunder).

(f)                 Section 4.6 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

4.6       Cash Collateral Account.

(a)       Except as permitted by clause (b) below, the Borrower will not be permitted to make any withdrawals from the cash collateral account holding Eligible Pledged Collateral that is included in the Borrowing Base without the consent of the Administrative Agent, which consent shall be in the Administrative Agent’s sole discretion.

(b)       The Borrower will be permitted to make withdrawals from the cash collateral account (the “Released Cash”) on a weekly basis in amount such that aggregate withdrawals equal no more than fifty percent (50%) of the cumulative increase in the AR Borrowing Base (defined below) over $43,423,000 (as reported in the April 19, 2021 Borrowing Base Certificate) as shown on the weekly Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.01(f) of the Credit Agreement, provided that, notwithstanding the foregoing, the parties hereto agree that Released Cash in the aggregate amount of $1,200,000 shall be released on the Amendment Effective Date; provided, further that the Released Cash is used solely in accordance with the Budget (subject to the permitted variance permitted in the Ad Hoc Bridge Facility) and no Termination Event has occurred. “AR Borrowing Base” shall mean the sum of items (i) and (ii) of the Borrowing Base and without regard to the Availability Reserve.

(g)                Section 4.8 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

4.8       Restructuring Term Sheet. The Borrower will deliver to the Administrative Agent a term sheet reflecting the proposed terms of a restructuring of the Senior Notes, the Bridge Note and the Second Lien Note on or prior to May 7, 2021.

(h)                Section 4 of the Forbearance Agreement is hereby amended by adding new Sections 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 therein to read as follows:

4.13       Budget. The Borrower will deliver to the Administrative Agent an updated Budget not less than one time in each two (2) consecutive week period, commencing with the first full week after the Closing Date.

4.14       Budget Variances. The Borrower will not permit (x) the Actual Cash Receipts to be less than Budgeted Cash Receipts (each calculated on a cumulative basis as opposed to on a line by line basis), in each case, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period, and (y) the aggregate amount of Actual Operating Disbursement Amounts and Actual Debtor Professional Fee Amounts to exceed the aggregate amount of Budgeted Operating Disbursement Amounts and Budgeted Debtor Professional Fee Amounts (each calculated on a cumulative basis as opposed to on a line by line basis), in each case, for such Variance Testing Period, by more than the Permitted Variance. The Borrower will deliver to the Administrative Agent on or before Thursday of each week (commencing with the week ending May 7, 2021) a budget variance report and a certificate in reasonable detail certifying that the Loan Parties are in compliance with this Section 4.14.

4.15       DIP Budget. The Borrower will deliver to the Administrative Agent a debtor-in-possession budget on or prior to April 30, 2021 (or such later date as the Administrative Agent may agree).

4.16       Chapter 11 Cases. The Borrower will deliver to the Administrative Agent, on or prior to April 30, 2021 (or such later date as the Administrative Agent may agree), (i) an analysis of critical vendors, together with an analysis of all past due payables, contracts or leases subject to potential rejection that would give rise to unsecured claims in the Loan Parties’ chapter 11 cases (the “Chapter 11 Cases”), cure costs, 503(b)(9) claims and financial advisor completion fees, which analysis shall quantify the total pool of such claims in the Chapter 11 Cases (the “Claims Pool”), and a proposal for how to address the Claims Pool in the Chapter 11 Cases, (ii) an analysis of expected operational savings resulting from the Chapter 11 Cases, including as a result of the rejection of leases, the termination of contracts and other operational initiatives, and (iii) a sizing and needs analysis for emergence financing.

4.17       First Day Motions. The Borrower will deliver to the Administrative Agent, on or prior to May 3, 2021 (or such later date as the Administrative Agent may agree), drafts of all “first day” motions, including a first day declaration, for filing of the Chapter 11 Cases in the Southern District of Texas.

4.18       Restructuring Support Agreement. The Borrower will deliver to the Administrative Agent, on or prior to May 10, 2021 (or such later date as the Administrative Agent may agree), an executed Restructuring Support Agreement with the Ad Hoc Group pursuant to which the Borrower agrees to pursue a transaction acceptable in all respects to the Ad Hoc Group, the Administrative Agent and the Borrower by commencing voluntary Chapter 11 cases or otherwise agreeing to a mutually acceptable out-of-court restructuring.

4.20       DIP Credit Agreement. The Borrower will deliver to the Administrative Agent, on or prior to May 14, 2021 (or such later date as the Administrative Agent may agree), a form of debtor-in-possession credit agreement approved by the Ad Hoc Group, which shall, among other things, provide for a roll up of the Ad Hoc Bridge Facility.

(i)                 Exhibit A of the Forbearance Agreement is hereby amended to add new items 4 and 5 therein to read as follows:

4.       The Borrower’s failure to maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.00 to 1.00 as of the Measurement Period ending March 31, 2021 while a Financial Covenant Trigger Period is in effect, as required by Section 7.11 of the Credit Agreement, resulting in an Event of Default pursuant to Section 8.01(b) of the Credit Agreement.

5.       The Borrower’s failure to make the payments of interest due on April 30, 2021 with respect to the Second Lien Note and May 1, 2021 with respect to the Bridge Note, resulting in Events of Default pursuant to Section 8.01(e) of the Credit Agreement.

3.                   Limited Consent. In reliance upon the representations, warranties, covenants and agreements contained in this Amendment and the Forbearance Agreement, and subject to the terms and conditions set forth in this Section 3 and the conditions precedent set forth in Section 4 below, and notwithstanding anything to the contrary in the Credit Agreement, the Administrative Agent and the Lenders party hereto hereby consent to the Loan Parties’ incurrence of the Indebtedness arising under the Ad Hoc Bridge Facility and the Liens granted with respect thereto and the deposit of the proceeds of such financing in a deposit account controlled by the collateral agent with respect to the Ad Hoc Bridge Facility and agree that, notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, the consummation of the Ad Hoc Bridge Facility shall not constitute a Default or Event of Default under the Credit Agreement or any other Loan Document. The consent granted herein is limited solely to the Ad Hoc Bridge Facility, and nothing contained in this Amendment shall be deemed a consent to, or waiver of, any other action or inaction of any Loan Party or any other Person which constitutes (or would constitute) a violation of any provision of the Credit Agreement, the Forbearance Agreement or any other Loan Document. Neither the Lenders nor the Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to any provision of the Credit Agreement, the Forbearance Agreement or any other Loan Document.

4.                   Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full (or waiver) of the following conditions precedent to the satisfaction of the Administrative Agent and the Secured Parties (the first date upon which all such conditions shall have been satisfied, as evidenced by the release of the Administrative Agent’s and Required Lenders’ signature pages hereto, being herein referred to as the “Amendment Effective Date”):

(a)                the Administrative Agent shall have received on or before the Amendment Effective Date:

(i)                 this Amendment, duly executed and delivered by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

(ii)               the initial Budget;

(iii)             a fully executed copy of the credit agreement evidencing the Ad Hoc Bridge Facility and all material agreements, supplements and other documents executed in connection therewith, in each case, in form and substance satisfactory to the Administrative Agent;

(iv)              evidence of Ascribe’s consent to the Ad Hoc Bridge Facility and copies of all amendments to security documents securing the Bridge Note necessary for the Loan Parties to enter into the Ad Hoc Bridge Facility; and

(v)                a copy of the perfection certificate being delivered to the Ad Hoc Group in connection with the Ad Hoc Bridge Facility, in form and substance reasonably satisfactory to Agent.

(b)                The Borrower shall have paid all letter of credit, L/C Issuer and commitment fees payable to the Administrative Agent, the L/C Issuers and the Lenders that have accrued as of April 28, 2021.

(c)                The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Secured Parties executing this Amendment, a forbearance extension fee in the aggregate amount of up to $100,000, which fee is fully earned and non-refundable for any reason (including early termination of the Forbearance Period), and due and payable in full in immediately available funds on the Amendment Effective Date.

(d)                The Borrower shall have paid all costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, administration or enforcement of this Amendment and any other Loan Documents, and all other matters related or incidental thereto, including, without limitation, all invoiced fees and out-of-pocket expenses of Haynes and Boone, LLP, as counsel for the Administrative Agent, and the invoiced fees and expenses of FTI Consulting, Inc., as financial advisor to the Administrative Agent.

5.                   Amendment. The provisions of this Amendment may be amended or waived only by an instrument in writing signed by the Loan Parties, the Administrative Agent and the Required Lenders.

6.                   Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Forbearance Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Forbearance Agreement are ratified and confirmed and shall continue in full force and effect. Without limiting the generality of the foregoing, the provisions of Section 8 of the Forbearance Agreement are ratified and reaffirmed as of the Amendment Effective Date. The Loan Parties, the Administrative Agent and the Secured Parties agree that the Forbearance Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.

7.                   Miscellaneous.

(a)                Integration; Modification of Agreement; Controlling Agreement. This Amendment and the Loan Documents embody the entire understanding between the parties hereto and supersedes all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Amendment may not be waived, modified, altered or amended except by agreement in writing signed by all the parties hereto. This Amendment shall not be construed against the drafter hereof. The terms and provisions set forth in this Amendment control and supersede all inconsistent terms and provisions set forth in any other Loan Documents.

(b)                Severability. If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction.

(c)                Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d)                Consent to Jurisdiction; Venue; Service of Process; Waiver of Jury Trial. Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

(e)                Counterparts; Electronic Execution. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

BASIC ENERGY SERVICES, INC.,
a Delaware corporation

By:	/s/ Keith L. Schilling
	Name:	Keith L. Schilling
	Title:	President and Chief Executive Officer

Signature Page to

Limited Consent and First Amendment to Forbearance Agreement

GUARANTORS:

Basic Energy Services GP, LLC
Basic Energy Services LP, LLC
Basic ESA, Inc.
SCH Disposal, L.L.C.
Taylor Industries, LLC
AGUA LIBRE HOLDCO LLC
AGUA LIBRE ASSET CO LLC
AGUA LIBRE MIDSTREAM LLC
C&J Well Services, Inc.
KVS Transportation, Inc.
INDIGO INJECTION #3, LLC

By:	/s/ Keith L. Schilling
	Name:	Keith L. Schilling
	Title:	President and Chief Executive Officer

Basic Energy Services, L.P.

By:	Basic Energy Services GP, LLC,
its General Partner

By:	/s/ Keith L. Schilling
	Name:	Keith L. Schilling
	Title:	President and Chief Executive Officer

Signature Page to

Limited Consent and First Amendment to Forbearance Agreement

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Tanner J. Pump
	Name:	Tanner J. Pump
	Title:	Senior Vice President

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Limited Consent and First Amendment to Forbearance Agreement

UBS AG, STAMFORD BRANCH, as a Lender and a L/C Issuer

By:	/s/ Anthony N. Joseph
Name:	Anthony N. Joseph
Title:	Associate Director

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Director

Signature Page to

Limited Consent and First Amendment to Forbearance Agreement

PNC BANK NATIONAL ASSOCIATION,
as a Lender and a L/C Issuer

By:	/s/ Brad Miller
Name:	Brad Miller
Title:	Vice President

Signature Page to

Limited Consent and First Amendment to Forbearance Agreement

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dan Clubb
Name:	Dan Clubb
Title:	SVP

Signature Page to

Limited Consent and First Amendment to Forbearance Agreement

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Richard Holston
Name:	Richard Holston
Title:	Vice President

By:	/s/ John Finore
Name:	John Finore
Title:	Vice President

Signature Page to

Limited Consent and First Amendment to Forbearance Agreement